Exhibit 99.1

(1)         The shares of common stock, par value $0.01, of CEC Entertainment, Inc. (the “Issuer”) reported as beneficially owned are held of record by Queso Holdings, Inc. (“Queso Inc.”), following the merger on February 14, 2014 of Q Merger Sub Inc., Questo Inc.’s wholly-owned subsidiary, with the Issuer, with the Issuer continuing as the surviving corporation, pursuant to the Agreement and Plan of Merger dated as of January 15, 2014 among Questo Inc., Q Merger Sub Inc. and the Issuer.

AP VIII Queso Holdings, L.P. (“Queso LP”) is the sole shareholder of Queso Inc.  Apollo Management VIII, L.P. (“Management VIII”) is the manager of Queso LP.  Apollo VIII Management, LLC (“AIF VIII LLC”) is the general partner of Management VIII.  Apollo Management, L.P. (“Apollo Management”) is the sole member-manager of AIF VIII LLC. Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management.  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP.  Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.  Leon Black, Joshua Harris and Marc Rowan are the managers, as well as executive officers, of Management Holdings GP.  Each of Queso LP, Management VIII, AIF VIII LLC, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of any shares of the Issuer’s common stock owned of record by Queso Inc. except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such entity is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The address of each of Queso Inc., Queso LP, Management VIII, AIF VIII LLC, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 W. 57th Street, 43rd Floor, New York, New York 10019.